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                                                                    Exhibit 99.1


                               AUDITORS' REPORT

To the stockholders of Body Concepts, Inc. We have audited the statement of financial position of Body Concepts, Inc. as at 31 December 1998 and 1999 and the statements of loss and deficit, of cash flows and of changes in stockholders' equity from the date of incorporation, 15 September 1998 to 31 December 1998 and for the year ended 31 December 1999. In addition, we have audited the statement of loss and deficit and of cash flow from the date of incorporation, 15 September 1998 to 31 December 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurances whether the financial statements are free of material misstatement. An Audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Body Concepts, Inc. as at 31 December 1998 and 1999 and the results of its operations, cash flows and changes in stockholders' equity from the date of incorporation, 15 September 1998 to December 31, 1998, and for the year ended 31 December 1999 in accordance with generally accepted accounting principles in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As stated in Note 2 to the financial statements, the Company will require an infusion of capital to sustain itself. This requirement for additional capital raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richmond, British Columbia, Canada
10 FEBRUARY 2000
PARKER & CO. Chartered Accountants

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